UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2010

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Shares of Equity Securities
Item 9.01	Exhibits

Signature

Item 1.01  Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 7, 2010, Golden Minerals Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Corp., Dundee Securities Corporation, Haywood Securities Inc., Rodman & Renshaw, LLC, Roth Capital Partners, and Scarsdale Equities LLC (the “Underwriters”) for the sale of 4,055,000 shares of the Company’s common stock, $0.01 par value per share (the “Public Offering”).   The shares will be sold to the Underwriters at a discount of 5.0% off the Public Offering price of $18.50 per share.  In addition, for up to 5 days from the date of closing of the Public Offering, the Underwriters shall have the right to purchase up to an additional 608,250 shares of the Company’s common stock to cover over-allotments (the “Underwriter Option”).

The Underwriting Agreement contains customary representations, warranties and covenants by the Company and the Underwriters.  It also provides for customary indemnification by each of the Company and the Underwriters for certain losses or damages arising out of or in connection with the sale of the shares.

The offering is being conducted as a public offering in Canada pursuant to a short form prospectus filed in Alberta, British Columbia and Ontario, and in the United States pursuant to the Company’s effective Registration Statement on Form S-3 (333-168304) and a prospectus supplement filed with the Securities and Exchange Commission.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, attached hereto as Exhibit 1.1.

Subscription Agreement

On October 11, 2010, the Company entered into a subscription agreement (the “Subscription Agreement”) with Sentient Global Resources Fund III, LP and SGRF III Parallel I, LP, each a private equity fund managed by The Sentient Group, an independent private equity firm that manages investments in the global resources industry (together, “Sentient”). Sentient is the Company’s largest stockholder, currently holding collectively 19.60% of the Company’s outstanding common stock (excluding restricted common stock held by the Company’s employees).

Pursuant to the Subscription Agreement, the Company has agreed to consummate a private placement to Sentient (the “Private Placement”) of a total of 1,038,918 shares of the Company’s common stock at a price of $18.50 per share, resulting in gross proceeds to the Company of $19,219,983.  Following the consummation of the Private Placement and the Public Offering, Sentient will hold 19.90% of the Company’s outstanding common stock (excluding restricted common stock held by the Company’s employees).

In addition, the Company has granted Sentient an option (the “Sentient Option”) exercisable in the event that the Underwriters exercise the Underwriter Option in whole or in part, to purchase such number of additional shares of the Company’s common stock as necessary to cause Sentient to own up to 19.90% of the total issued and outstanding common stock of the Company (excluding restricted common stock held by employees), after giving effect to the Underwriter Option, the Private Placement, and any shares purchased by Sentient through the Sentient Option.  The Sentient Option will expire within two days of the expiration of the Underwriter Option.

The Private Placement is expected to close simultaneously with the closing of the Public Offering, and the sale of any additional shares pursuant to the Sentient Option is expected to close simultaneously with the closing of any sale of additional shares pursuant to the Underwriter Option.

The Private Placement and any sales pursuant to the Sentient Option will be conducted outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, attached hereto as Exhibit 10.1.

3.02        Unregistered Shares of Equity Securities

The disclosure regarding the Subscription Agreement set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01         Exhibits

The information contained in this report, including the following exhibits, are incorporated by reference into the Company’s registration statement on Form S-3 (333-168304), including any prospectus supplement filed in connection therewith, including, without limitation, the prospectus filed in connection with the Public Offering.

1.1           Underwriting Agreement between Golden Minerals Company and the Underwriters named therein, dated as of October 7, 2010.

10.1         Subscription Agreement between Golden Minerals Company and Sentient, dated as of October 11, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 12, 2010

Golden Minerals Company

By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President and Chief Financial Officer